Exhibit 10.8

VECTOR STEALTH HOLDINGS II, L.L.C.

AMENDED AND RESTATED 2007 EQUITY PLAN

This Amended and Restated 2007 Equity Plan of Vector Stealth Holdings II, L.L.C. is adopted as of the 18th day of February 2010, by and among the Board and a Majority in Interest of the Class A Members:

WHEREAS, the 2007 Equity Plan was adopted December 31, 2007 and amended on April 2, 2008; and

WHEREAS, the Board and a Majority in Interest of the Class A Members desire to amend and restate the 2007 Equity Plan.

NOW, THEREFORE, the Board and a Majority in Interest of the Class A Members hereby agree as follows:

SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons a proprietary interest in the success of the Company, or to increase such interest, by the grant of Class C Units. Class C Units may be granted as “profits interests” for United States federal income tax purposes. In the event any term or provision of this Plan conflicts with the Operating Agreement, the terms and provisions of the Operating Agreement shall govern.

Capitalized terms are defined in Section 13.

SECTION 2. ADMINISTRATION.

The Plan will be administered by the Board, which, subject to the provisions of the Operating Agreement, shall have full authority and discretion to take any actions they deem necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board shall be final and binding on all Participants.

SECTION 3. ELIGIBILITY

Only Employees, Directors, Officers and Consultants (the “Participants”) shall be eligible for the grant of Class C Units.

SECTION 4. CLASS C UNITS SUBJECT TO PLAN.

(a) Basic Limitation. Not more than 47,796,497 Class C Units may be issued under the Plan (subject to Subsection (b) below and Section 8), subject to adjustment as described in Section 3.3(a) of the Operating Agreement. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Class C Units to satisfy the requirements of the Plan.

(b) Additional Class C Units. In the event that Class C Units issued under the Plan are reacquired by the Company, such Class C Units shall be added to the number of Class C Units then available for issuance under the Plan.

SECTION 5. TERMS AND CONDITIONS OF GRANTS OF CLASS C UNITS.

(a) Class C Unit Grant Agreement. Each grant of a Class C Unit under the Plan shall be evidenced by a Class C Unit Grant Agreement between the Participant and the Company. Such Class C Unit shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in a Class C Unit Grant Agreement. The provisions of the various Class C Unit Grant Agreements entered into under the Plan need not be identical.

(b) Number of Class C Units. Each Class C Unit Grant Agreement shall specify the number of Class C Units that are being granted and shall provide for the adjustment of such number in accordance with Section 8.

(c) Vesting. Each Class C Unit Grant Agreement shall specify the date or milestone(s) when all or any installment of Class C Units is to become vested. No Class C Unit shall be granted unless the Participant has delivered an executed copy of the Class C Unit Grant Agreement to the Company. The Board shall determine the vesting provisions of any Class C Unit Grant Agreement at their sole discretion. All of a Participant’s Class C Units shall become fully vested if Section 8(b)(iii) applies.

(d) Restrictions on Transfer of Class C Units. Any Class C Units granted under the Plan shall be subject to (i) the terms of the Operating Agreement and any other agreement among the Members and (ii) such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the applicable Class C Unit Grant Agreement and shall apply in addition to the restrictions that apply to holders of Class C Units generally.

(e) Non-vested Class C Units. If a Participant’s Service is terminated by the Participant or by the Portfolio Company for any reason before all of the Class C Units have vested, unless otherwise determined by the Board or unless otherwise provided in the Participant’s Class C Unit Grant Agreement, (i) the Participant will forfeit all non-vested Class C Units issued with an initial Capital Account of $0 to the Company for no consideration without further action by the Company and (ii) the Company shall have the right to repurchase at the lower of the original Purchase Price paid therefor or the Fair Market Value of all or any portion of the Participant’s non-vested Class C Units, which right may be exercised at any time and from time to time within ninety (90) days after the date of such termination.

(f) Vested Class C Units. Unless otherwise provided in the Participant’s Class C Unit Grant Agreement, if a Participant’s Service is terminated by the Participant or by the Portfolio Company for any reason, the Company shall have the right to repurchase all or any portion of the Participant’s vested Class C Units at their Fair Market Value, which right may be exercised at any time and from time to time within ninety (90) days after the date of such termination.

(g) Withholding Taxes. As a condition to a grant of, and distributions with respect to, any Class C Unit, the Participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such grant or distributions. The Participant shall also make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Class C Units.

(h) No Rights as a Member or Assignee. A Participant, or a transferee of a Participant, shall have no rights as a Member or Assignee with respect to any Class C Unit until such person has satisfied any requirements imposed on Members or Assignees by applicable law, the Operating Agreement, any other agreement among the Members or the Company.

(i) Modification and Assumption of Class C Units. Within the limitations of the Plan, the Board may modify or assume outstanding Class C Units (whether granted by the Company or another issuer) in return for the grant of the same or a different number of new Class C Units.

(j) Capital Accounts of Class C Unit. A Class C Unit Grant Agreement shall provide the initial Capital Account with respect to Units granted under such agreement.

(i) Class C Unit Issued as a “Profit Interest”. Upon the issuance of any Class C Unit with an initial Capital Account of $0, the Board may determine the Liquidation Value of the Company and the unrecognized gain or loss may be allocated to the Members accordance with Paragraph 4.2(a)(ii) of the Operating Agreement immediately prior to the date of grant of such Class C Unit. Accordingly, by way of illustration, if a Liquidation Event were to occur immediately after the issuance of a Class C Unit with an initial Capital Account of SO, such holder would receive no proceeds under Paragraph 8.1 of the Operating Agreement from the Liquidation Event. A Class C Unit with an initial Capital Account of $0 is intended to, but may not necessarily, meet the definition of a “profits interest” in I.R.S. Revenue Procedures 93 -27 and 2001-43.

(ii) Purchase of a Class C Unit. Upon the purchase of a Class C Unit by a Participant, the Board may determine the Fair Market Value of such Class C Unit using the Liquidation Value of the Company and the Purchase Price shall equal such Fair Market Value. The initial Capital Account of such Class C Unit shall equal such Purchase Price. Liquidation Value of the Company and the unrecognized gain or loss may be allocated to the Members in accordance with Paragraph 4.2(a)(ii) of the Operating Agreement immediately prior to the date of purchase of such Class C Unit. Accordingly, by way of illustration, if a Liquidation Event were to occur immediately after the purchase of a Class C Unit with a Fair Market Value Purchase Price, such holder would receive an amount equal to the Purchase Price under Paragraph 8.1 of the Operating Agreement from the Liquidation Event.

SECTION 6. PAYMENT FOR CLASS C UNITS.

(a) General Rule. The entire Purchase Price of Class C Units issued under the Plan shall be payable in cash or cash equivalents at the time when such Class C Units are purchased, except as otherwise provided in this Section 6.

(b) Profits Interests. Class C Units issued with an initial Capital Account of $0 shall have no Purchase Price and the Participant shall not be required to pay any consideration for the grant of such Units.

(c) Services Rendered. At the discretion of the Board, Class C Units may be awarded under the Plan in consideration of services rendered to the Portfolio Company or a Subsidiary prior to the award.

(d) Other Forms of Payment. To the extent that a Class C Unit Grant Agreement so provides and subject to the approval of the Board, the Purchase Price of Units issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.

SECTION 7. OBLIGATIONS OF PARTICIPANTS.

(a) Operating Agreement. Each Participant granted Class C Units shall agree to be bound by and comply with the terms of the Operating Agreement. Schedule A of the Operating Agreement shall be amended to reflect the grant of Class C Units to a Participant under this Plan.

(b) IRS Form W-9. Each Participant shall deliver to the Company a duly completed and properly executed IRS Form W-9 at the time of a grant of a Class C Unit.

(c) Safe Harbor Election. Each Participant shall agree that the Managing Member is authorized to elect the safe harbor described in section 4 of the proposed IRS Revenue Procedure published in IRS Notice 2005-43 (the “Proposed Revenue Procedure”) (or any substantially similar safe harbor provided for in other IRS guidance), if and when such Revenue Procedure (or other IRS guidance) is finalized (the “Safe Harbor”). Each Participant (including any transferee of a Participant) shall agree to comply with all requirements of the Safe Harbor while such election remains in effect, including making tax filings (if any) consistent with the applicable requirements of such Safe Harbor and any relevant Treasury Regulations. In addition, the Participants shall agree to amend the Operating Agreement as and if required by the finalized Revenue Procedure (or substantially similar other IRS guidance) in order to ensure that the transfer of a Class C Unit in connection with the provision of Services to, or on behalf of, the Portfolio Company is eligible for the benefits of the Safe Harbor.

(d) Repurchased or Forfeited Class C Units. Any Class C Units acquired by, or forfeited to, the Company shall be free and clear of all Encumbrances. The Company shall have the right to assign its right to purchase Class C Units to another person. The closing of such purchase and sale shall take place on a date designated by the Company, which shall not be more than ninety (90) days following the date of notification to the Participant. The Company shall pay the purchase price, if any, for any Class C Units in immediately available funds. Upon tender of payment of such purchase price, if any, thereupon and without any further action on the part of any person being necessary, all right, title and interest in and to the Class C Units being purchased shall thereupon pass to the Company or its assignee. Without limitation of the foregoing, the parties and their transferees shall execute and deliver such certificates and other documents and take such further action as the Company or its assignee may reasonable request in order to further evidence the purchase and sale of the Class C Unit as contemplated hereby.

(e) Sale Obligations. Except to the extent the following would violate California Corporations Code Section 25102(o) with respect to such Participant, each Participant shall covenant and agree to do the following: (i) consent to, vote in favor of, and raise no objections against a Liquidation Event of the Company approved by the Managing Member, and if such Liquidation Event of the Company is structured as a sale of outstanding capital securities of the Company, to sell the Class C Units and all other capital securities of the Company held by the Participant on the terms and conditions approved by the Managing Member; (ii) take all actions requested by the Managing Member that are necessary or desirable in connection with the consummation of a Liquidation Event of the Company, including, without limitation, waiving of all dissenting or appraisal rights available to the Participant under applicable laws; (iii) bear the Participant’s pro rata share (based upon the number of Class C Units held by the Participant on a fully diluted basis) of the cost of any sale of capital securities of the Company in a Liquidation Event transaction of the Company to the extent such costs are incurred for the benefit of all members of the Company.

SECTION 8. ADJUSTMENT OF CLASS C UNITS.

(a) General. In the event of a subdivision of the outstanding Class C Units, a combination or consolidation of the outstanding Class C Units into a lesser number of Class C Units, a reclassification or a similar occurrence, corresponding adjustments shall automatically be made in each of (i) the number and kind of Class C Units available for future grants under Section 4 and (ii) the number and kind of Class C Units outstanding, in each case subject to the Operating Agreement. In the event of a recapitalization, a spin-off, or a similar occurrence, the Board at its sole discretion may make appropriate adjustments in the number of Units available for future grants under Section 4. In the event of any of the foregoing transactions, any adjustments required by California Corporations Code Section 25102(o) shall be made.

(b) Mergers, Acquisitions; Initial Public Offering. In the event that the Company is subject to a Liquidation Event or undergoes a Conversion or the Portfolio Company undergoes an initial public offering (“IPO”), the outstanding Class C Units shall be subject to the agreement governing the Liquidation Event, Conversion or IPO and the Operating Agreement, which need not treat all Class C Units in an identical manner (provided that such Class C Units shall be treated equitably). The agreement governing the Liquidation Event, Conversion or IPO shall provide for one or more of the following:

(i) The continuation of such outstanding Class C Units by the Company (if the Company is the surviving corporation).

(ii) The conversion of such outstanding Class C Units by the surviving entity or its parent into equity of the surviving entity or its parent, with the exchange ratio of any Class C Units adjusted for (i) any Class C Units that have differing Capital Accounts appropriately adjusted to reflect the value of such differences and (ii) any contribution to the Company by a Participant of an amount equal to what the Purchase Price of the Class C Units would have been if such Participant had purchased the Class C Units for their Fair Market Value on their date of grant instead of acquiring such Class C Units with an initial Capital Account of $0.

(iii) The full or partial vesting of unvested Class C Units upon on the closing of the transaction.

(iv) The redemption of such outstanding Class C Units and a payment to the Participants equal to the amount distributable to such Class C Units pursuant to the Operating Agreement. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent with a fair market value equal to the amount distributable or deemed distributable in the Liquidation Event. Such payment may be made in installments and may be deferred until the date or dates when such Class C Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Class C Units would have vested. If no amounts would be distributable to such Class C Units, then such Class C Units may be cancelled without making a payment to the Participants. For purposes of this Subsection (iv), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security and shall be determined by the Board in its good faith.

(c) Reservation of Rights. The grant of a Class C Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or exchange equity interests or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. SECURITIES LAW REQUIREMENTS.

Class C Units shall not be issued under the Plan unless the issuance and delivery of such Class C Units comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 10. NO RETENTION RIGHTS.

Nothing in the Plan or in any Class C Unit Grant Agreement shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Portfolio Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective upon the adoption and approval of the Managing Member and a Majority in Interest of the Class A Members. If a Majority in Interest of the Class A Members fail to approve the Plan within 12 months after its adoption by the Managing Member, then any grants or sales that have already occurred under the Plan shall be rescinded and no additional grants or sales shall thereafter be made. The Plan shall terminate automatically ten (10) years after the later of (i) its approval by the Managing Member and a Majority in Interest of the Class A Members or (ii) the most recent increase in the number of Class C Units reserved under Section 4 that was approved by a Majority in Interest of the Class A Members. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board may amend, suspend or terminate the Plan at any time and for any reason, provided that the Board may only amend the Plan to increase the number of Class C Units available for issuance under the Plan only with the consent of a Majority in Interest of the Class A Members. If a Majority in Interest of the Class A Members fail to approve an increase in the number of Class C Units reserved under Section 4 within twelve (12) months after its adoption by the Board, then any grants that have already occurred in reliance on such increase shall be rescinded and no additional grants shall thereafter be made in reliance on such increase.

(c) Effect of Amendment or Termination. No Class C Units shall be issued or sold under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Class C Unit previously granted under the Plan.

SECTION 12. DISTRIBUTIONS.

(a) Tax Distributions. The Company shall make tax distributions to the Participants in accordance with the terms of the Operating Agreement.

(b) Other Distributions. If, before a Participant’s Class C Units are fully vested, the Participant’s Services are terminated by the Participant or by the Portfolio Company for any reason, any subsequent distributions (including, but not limited to, tax payment distributions) will be reduced such that, on a cumulative basis, the Participant will have received such amount of distributions as the Participant would have received had at all times the Participant held only his or her vested Class C Units, and no other Class C Units. If subsequent distributions would not be adequate to reduce overall distributions in accordance with the Participant’s vested Class C Units, then at the Company’s request the Participant shall be required to promptly return distributions received by the Participant that exceed cumulative distributions with respect to his or her vested Class C Units.

SECTION 13. DEFINITIONS.

Capitalized terms used in this Plan without definition shall have the meanings given to them in the Operating Agreement. As used in this Plan:

(a) “Assignee” shall mean a transferee of a Class C Unit who has not been admitted as a Member, as provided in the Operating Agreement.

(b) “Board” shall mean the Portfolio Company Board, provided that any consent or determination of the Board shall require the consent of the director(s) representing the Vector Member.

(c) “Class C Unit” shall have the meaning given such term in the Operating Agreement.

(d) “Class C Unit Grant Agreement” shall mean the agreement between the Company and a Participant that contains the terms, conditions and restrictions pertaining to the Participant’s Class C Units.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Company” shall mean Vector Stealth Holdings II, L.L.C., a Delaware limited liability company.

(g) “Consultant” shall mean a person who performs bona fide services for the Portfolio Company, or a Subsidiary as a consultant or advisor, excluding Employees, Officers and Directors.

(h) “Conversion” shall mean the conversion of the Company into a corporation, including, without limitation, by merger or consolidation, the filing of a certificate of conversion, or becoming a directly or indirectly wholly-owned subsidiary of a corporation.

(i) “Director” shall mean a person who serves as a Director of the Portfolio Company.

(j) “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(k) “Employee” shall mean any individual who is a common-law employee of the Portfolio Company or a Subsidiary.

(1) “Encumbrances” shall mean all security interests, title defects or objections, mortgages, liens, claims, charges, rights of others, pledges or other encumbrances of any nature whatsoever, including licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, easements, infringements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature.

(m) “Fair Market Value” shall mean the fair market value of a Class C Unit, as reasonably determined by the Board in its good faith, using the liquidation value (the “Liquidation Value”) of such Class C Unit within the meaning of IRS Revenue Procedure 93-27. Such determination shall be conclusive and binding on all persons.

(n) “IRS” shall mean the United States Internal Revenue Service.

(o) “Liquidation Event” shall mean (A) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s or the Portfolio Company’s assets, (B) the consummation of the merger or consolidation of the Company or the Portfolio Company with or into another entity (unless such entity is an affiliate of the Company or the Portfolio Company immediately prior to such merger or consolidation), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of the Company’s or the Portfolio Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company or the Portfolio Company, respectively (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of the Company or the Portfolio Company; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of the Company’s or the Portfolio Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s or the Portfolio Company’s securities immediately prior to such transaction.

(p) “Liquidation Value” shall have the meaning given to such term in Paragraph 3.3(c) of the Operating Agreement.

(q) “Managing Member” shall mean the Managing Member of the Company as defined in the Operating Agreement.

(r) “Member” shall mean a person who is a Member of the Company pursuant to the Operating Agreement.

(s) “Officer” shall mean any individual who is an officer of the Portfolio Company or a Subsidiary.

(t) “Operating Agreement” shall mean the Vector Stealth Holdings II, L.L.C. Third Amended and Restated Operating Agreement dated as of March 20, 2009, as amended from time to time, or any successor agreement.

(u) “Participant” shall have the meaning specified in Section 3.

(v) “Plan” shall mean this Vector Stealth Holdings H, L.L.C. 2007 Equity

Plan.

(w) “Portfolio Company” shall mean SafeNet, Inc.

(x) “Purchase Price” shall mean the consideration for which one Class C Unit may be acquired under the Plan, as specified by the Board.

(y) “Service” shall mean service as an Employee, Officer, Director or Consultant of the Portfolio Company or a Subsidiary.

(z) “Subsidiary” means any entity (other than the Portfolio Company) in an unbroken chain of entities beginning with the Portfolio Company, if each of the entities other than the last entity in the unbroken chain owns shares, units or interests possessing 50% or more of the total combined voting power of all classes of shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.